CLAIMS DISMISSED

November 9, 2004; Jensen Beach, FL

Regency Affiliates, Inc. (RAFI.OB) announced today that the Court in the action entitled Gatz et al. v. Ponsoldt, Sr., et al. pending in the New Castle County Court of Chancery, Delaware dismissed all but one claim alleged in the complaint. Management believes that the sole surviving claim, which relates to the December 2001 sale of assets from one Regency subsidiary to another Regency subsidiary, is without merit and, even if successful, would not be material to the Company or its financial condition.

The complaint had challenged several transactions that occurred between 2001 and 2003, including Regency’s October 2002 recapitalization and the 2003 payment of accrued compensation to the Company’s former president. In dismissing the claims, the Court determined that all of the claims (other than the claim related to the 2001 asset sale) were derivative in nature and that the claims could therefore not be maintained. A copy of the Court’s opinion will be available in due course on the Company’s website (www.regencyaffiliates.com).

Reacting to the Court’s decision, Laurence S. Levy, Regency’s President and Chief Executive officer, said: “We are delighted with the Court’s decision. Shareholders should be pleased that the Company will no longer need to allocate its resources to defending the dismissed claims.”

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that Regency or its management expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events, actual results of performance, financial or otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Regency undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this press release does not constitute an admission by Regency or any other person that the events or circumstances described in such statement are material.